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                                                                    EXHIBIT 23.2



G. BRAD BECKSTEAD
CERTIFIED PUBLIC ACCOUNTANT

                                                             330 E. Warm Springs
                                                             Las Vegas, NV 89119
                                                                    702.257.1984
                                                              702.362.0540 (fax)


September 20, 2002


To Whom it May Concern:

I have issued my report dated May 7, 2002, accompanying the financial statements of Power Technology, Inc., contained in the Form 10-KSB Annual Report. I consent to the use of the aforementioned report in the Form S-8 Registration Statement, and to the use of my name as it appears under the caption "Experts".

Signed,

/s/ G. Brad Beckstead
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G. Brad Beckstead, CPA